HORN SILVER MINES, INC.
                       701 Clift Building
                        10 West Broadway
                  Salt Lake City, Utah 84101



                        PROXY STATEMENT

Information Concerning Solicitation and Voting

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Horn Silver Mines, Inc. (the "Company") for use at its Annual Meeting of Shareholders to be held Friday, March 7, 1997 at
10:00 a.m. local time, or at any adjournment thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah. The Company will bear the cost of this solicitation.

Record Date

   Shareholders of record at the close of business on February 5, 1997, are entitled to notice of and to vote at the meeting. At the record date, 121,679,316 shares of the Company's Common Stock, no par value, were issued and outstanding and entitled to be voted at the meeting.

Revocation of Proxies

Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the Shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.
Voting and Solicitation

   Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. To approve the proposed amendments to the Company's Articles of Incorporation, the number of votes cast in favor of the proposed amendments must exceed the number of votes opposing the amendments. It is estimated that the proxy materials will be mailed to shareholders of record on or about February 12, 1997. The principal executive offices of the Company are located at 701 Clift Building, 10 West Broadway, Salt Lake City, Utah 84101. The
Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares in the Company in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.



                         ELECTION OF DIRECTORS
Nominees

The Company's Bylaws currently provide for up to six directors, and it is contemplated that a Board of six directors will be elected at the meeting. The Board of Directors recommends that the shareholders vote "FOR" the director nominees listed below. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

In September 1996, the Board approved increasing the number of Board positions from five to six. John P. Bogdanich was appointed to fill the newly-created position effective in September 1996.

The name of and certain information regarding each nominee is set forth below. See also "Certain Relationships and Related
Transactions."

                               Director or      Position with
Name              Age         Officer Since     the Company
----              ---         -------------     -------------
Page P.
Blakemore, Sr.     77         November 1971     Chairman of the Board,
                                                President, Chief Executive
                                                Officer, and Treasurer

Murray C.
Godbe, III         70        July 1984          Vice President and Director

Warren M.
Blakemore          42        June 1983          Secretary and Director

Walter Hoppe       87        June 1978          Director

Randall A.
Mackey             50        July 1981          Director

John P.
Bogdanich          43        September 1995     Director


The following is a description of the business experience of each of the nominee directors.

Page Blakemore has been President and Treasurer since July 1984 and a director of Horn Silver since November 1971. From 1971 to 1984, he served as the Vice President and a director of Horn Silver. Mr. Blakemore has also been the President since 1970 of Basin and Range Exploration Company, which engages in mineral exploration work in the western United States. He has been the President since 1988 of Basin and Range International Exploration Ltd., which engages the exploration and development of gold and silver. He is also the President of Constitution Petroleum, Inc. and has served in that capacity since 1970. Constitution Petroleum is engaged in oil and gas exploration in Ohio and Pennsylvania. Mr. Blakemore has also been the President of Cameron Mining Company since 1956, which engages in the mining and drilling contracting business. He has also been Vice President and a director since January 1991 of Con-Coyle Oil Field Tool Company, which manufactures oil field tools. Finally, Mr. Blakemore is a director of Alta United Mines Company.

Murray C. Godbe, III has been the Vice President and a director of Horn Silver since July 1984. He has been the President since 1974 of M.C. Godbe Consultants, Inc. which has performed geological consulting work for a number of mining companies. From 1969 to 1974, he was the President of East Utah Mining Company, a Utah mining and oil and gas company. Mr. Godbe received a B.Sc. degree in geology from the University of Utah in 1948 where he also did graduate work in geology in 1949.

Warren Blakemore, a son of Mr. Page Blakemore, has been the Secretary of Horn Silver since January 1985 and a director since June 1983. He received a B.S. degree in geological engineering from the University of Utah in 1978. He has also been the Production Supervisor of Constitution Petroleum, Inc. since 1977 and President of Constitution Gas Transport, Inc., a public utility located in the State of Ohio since 1986. Constitution Petroleum is engaged in oil and gas exploration in Ohio and Pennsylvania. Mr. Blakemore has been the Secretary and a director of Cameron Mining Company since 1978, which engages in the mining and drilling contracting business. He has been Secretary and a director of Con-Coyle Oil Field Tool Company since January 1991, which manufactures oil field tools.

Walter Hoppe has been a director of Horn Silver since 1978. He has worked as an independent mine consultant at Alta, Utah since 1970. From 1952 to 1977 Mr. Hoppe was the Vice President and a director of Alta United Mines Company. From 1964 to 1969, he was a director of the old Horn Silver Mines Company. From 1933 to 1939 and from 1946 to 1952, Mr. Hoppe was an independent mine operator at Alta, Utah. From 1942 to 1945, Mr. Hoppe was on loan from the U.A. Army to the U.S. Bureau of Mines while he served on an exploration team for strategic minerals at Alta, Utah.

Randall A. Mackey has been a director of Horn Silver since July 1981. He has been a shareholder in the Salt Lake City law firm of Mackey Price & Williams since May 1989. From 1979 to 1989, he practiced law with the Salt Lake City law firm of Fabian & Clendenin, where he was a shareholder and director of the firm from 1982 to 1989. From 1977 to 1979, Mr. Mackey was associated with the Washington, D.C. law firm of Hogan & Hartson. Mr. Mackey received a Bachelor of Science degree in Economics from the University of Utah in 1968, a Master in Business Administration degree from Harvard University in 1970, a Juris Doctor degree from Columbia University in 1975, and a Bachelor of Civil Law degree from Oxford University in 1977. Mr. Mackey is also a director of Paradigm Medical Industries, Inc., which develops and manufactures ophthalmic surgical systems.

John P. Bogdanich has been a director of Horn Silver since
September 1995.  He has been President since 1981 of PAB Oil &
Mining, Inc., which engages in the mining and oil and gas business.

All directors of the Company hold office until the next annual meeting of the stockholders and until their successors have been duly elected and has qualified. All of the officers serve at the pleasure of the Board of Directors.

The Board of Directors of Horn Silver held four meetings during the fiscal year ended December 31, 1996. Each of the directors attended at least 75% of the aggregate number of meetings of the Board.

No officer or director of Horn Silver has, within the past five years, been involved in any insolvency, criminal or securities violations proceedings.

Security Ownership of Management and Others

The following table sets forth security ownership information as of December 31, 1996 (i) for persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) for each director or nominee for director, and (iii) for all officers and directors of the Company as a group:

                                        Shares of Common Stock
                                          Beneficially Owned
                                    -----------------------------
Name and Address                    Number of          Percent of
of Beneficial Owner                  Shares              Total
--------------------                ---------          ----------
Page P. Blakemore, Sr.               30,011,493(F1)      24.7%
4735 Naniloa Drive
Salt Lake City, Utah  84117

Murray C. Godbe, III                  3,635,500           3.0%
807 Fifth Avenue
Salt Lake City, Utah  84102

Randall A. Mackey                     3,230,000           2.7%
1474 Harvard Avenue
Salt Lake City, Utah  84105

Walter Hoppe                          2,400,000           2.0%
650 South 300 East, Apt. 403
Salt Lake City, Utah  84111

Warren M. Blakemore                   2,025,000           1.7%
422 L Street
Salt Lake City, Utah  84105

John P. Bogdanich                       500,000             *
2267 East Capricorn Way
Salt Lake City, Utah 84124

All directors and officers           41,802,293      34.4%
as a group (6 persons)


*Represents less than 1%.

<F1>Includes 1,540,000 shares owned by Basin and Range Exploration, a Utah corporation, of which Page P. Blakemore, Sr. is the President; and 3,000,000 shares owned by Cameron Mining Company, a Utah corporation, of which Mr. Blakemore is the President. Mr. Blakemore has sole voting and investment power with respect to the shares owned by Basin and Range Exploration Company and Cameron Mining Company.


Executive Compensation

The following table shows the cash compensation paid to all officers and directors of the Company as a group for the year ended December 31, 1996. It should be noted that none of the officers or directors have received cash from the Company as a form of compensation for performing their duties.


Name of Individual            Capacity inCash
or Number in Group             Which Served      Compensation(F1)
------------------            ------------       ---------------

All executive officers
and directors as a
group (6 persons)                                    $-0-

<F1>Does not include 2,000,000 shares of the Company's Common Stock issued to Page P. Blakemore, Sr. in consideration for his services during 1996 as President, Chief Executive Officer and Treasurer of the Company, nor does it include 500,000 shares of the Company's Common Stock issued to each of the directors, except for Mr. Blakemore, in consideration for serving as a director during 1996. None of the officers or directors have ever received cash as compensation for performing their duties.


Horn Silver has no other employee profit sharing, pension, or retirement plans.

Director's Fees

Directors of the Company, except for Page P. Blakemore, Sr., are paid a director's fee in the form of the Company's Common Stock and are reimbursed for any travel expenses incurred in attending Board meetings. No additional amounts are paid by the Company for committee participation or special assignments. Each of the directors, except for Mr. Blakemore, was issued 500,000 shares of the Company's Common Stock for serving as a director during 1996. The directors have not ever received cash as compensation for performing their duties.

Certain Relationships and Related Transactions

In October 1996, the Company entered into an Option Agreement (the "Option Agreement") with PAB Oil & Mining, Inc. ("PAB") which grants to PAB the right to purchase up to 75% of the outstanding shares of the Company's Common Stock for the sum of $850,000. Page
P. Blakemore, Sr., the President, Chief Executive Officer and Treasurer of the Company, served as a director of PAB from September 1993 to September 1996. John P. Bogdanich, a director of the Company, currently serves as President and Chief Executive Officer of PAB.

In 1990, the Company entered into a joint exploration agreement with Cameron Mining Company ("Cameron") and PAB Oil & Mining, Inc. ("PAB") to conduct exploration work on mining properties in which the Company has a carried working interest in the Taylor Mining District, White Pine County, Nevada. Cameron and PAB were required to make lease payments to the Company in the amount of $150 each month. The agreement was terminated in December 1994. Mr. Blakemore, the President, Chief Executive Officer and Treasurer of the Company, currently serves as President of Cameron and served as a director of PAB from September 1993 to September 1996.

Randall A. Mackey, a director of the Company, is President and a shareholder of the law firm of Mackey Price & Williams, which has rendered legal services to the Company. Legal fees and related costs paid to the firm for the year ended December 31, 1996 totaled $9,222. There were no legal fees paid to the firm during fiscal 1995 although the firm rendered legal services for the Company during that period.

      PROPOSED OPTION AGREEMENT WITH PAB OIL & MINING, INC.

   Terms of Option Agreement

On October 8, 1996, the Company entered into an Option Agreement with PAB Oil & Mining, Inc. The text of the proposed Option Agreement is attached hereto as Appendix I. Upon execution of the Option Agreement, PAB paid $25,000 to the Company to be used for general and administrative expenses, including expenses related to a shareholders meeting to approve the Option Agreement. If the Option Agreement is not approved at the shareholders meeting, the Company has no obligation to PAB to repay the $25,000 payment.

Under the terms of the Option Agreement, PAB is granted the right to purchase shares of the Company's Common Stock, in consideration for the payment of an additional $175,000, so that after the issuance of the shares, PAB will own 25% of the Company's issued and outstanding Common Stock. PAB is required to exercise this initial option within 18 months from the date of the Option Agreement, or on or before April 7, 1998.

In the event that PAB exercises the initial option by paying an additional $175,000 to the Company, the Company is required to use the funds, to the extent of not more than $100,000, to rehabilitate the main access shaft of the Horn Silver Mine located on the Company's mining properties in Milford, Utah, and the main 600 foot haulage level, including the installation of an approved double-drum hoist, rehabilitation of the existing headframe, installation of piping for water and compressed air in the shaft and the main 650 foot haulage level, replacement of the underground track where needed, replacing any timbering in the main 650 foot haulage level where required, and whatever additional work is required to place the shaft and the main 650 foot haulage level in an operable condition. The required work to rehabilitate the main access shaft of the Horn Silver Mine must be performed by reputable independent mining contractors selected on the basis of experience, ability and estimated costs by the Company's Board of Directors.

The Option Agreement also grants to PAB a second option to purchase from the Company additional shares of the Company's Common Stock, in consideration for the payment to the Company of an additional $650,000, so that after the issuance of the initial shares to PAB and these additional shares of the Company's Common Stock PAB will hold 75% of the Company's issued and outstanding Common Stock.
This additional option must be exercised within 66 months from the date of the Option Agreement, or on or before April 7, 2002.

The Option Agreement further provides that PAB may make partial payments toward the second option and PAB shall be issued, on a quarterly basis, shares of the Company's Common Stock commensurate with the degree to which PAB has provided the entirety of the option payment. All shares of the Company's Common stock issued to PAB under the two options shall be restricted and issued for investment purposes only, with each certificate issued to PAB bearing an appropriate legend to that effect.

As PAB makes payments to the Company under the second option, the Company is required to use the funds to further explore and develop the Horn Silver Mine properties. Finally, the terms of the Option
Agreement allow PAB to appoint at least two of the six members of the Company's Board of Directors, one of whom shall also be named as an officer of the Company. This right shall continue throughout the option periods unless PAB elects to terminate the Option Agreement.

   Risk Factors

   The Company's management believes there are risks to the Company and its shareholders associated with the Option Agreement. Shareholders should carefully consider, along with other information in this Proxy Statement, the following considerations and risks in evaluating whether to vote in favor of approving the Option Agreement.

     Uncertaintly of Discovery of Commercial Ore from Use of Option Payments; Difficulty in Obtaining Additional Financing if Exploration Program Is Not Successful. The Company plans to use the option payments from PAB for the proposed underground exploration and development program but there can be no assurance the Company will be successful in discovering commercial ore. Moreover, even if the Company is successful in discovering some commercial ore, there can be no assurance there will be sufficient amounts of commercial ore to justify construction of a treatment plant to process the ore or to attract a major joint venture partner since additional financing will be required beyond the Company's capabilities. If the Company's exploration and development program is not successful, it will probably be difficult or impossible for the Company to obtain any additional financing from a joint venture partner or other investor.

   Insufficient Funds to Continue Operations if PAB Does Not Exercise Options. If the proposed Option Agreement is not approved by the shareholders, the Company's management will not have sufficient funds to continue its operations. However, even if the Option Agreement is approved by the shareholders, if PAB fails to exercise either or both options in the Option Agreement, the Company may not have sufficient funds to continue its operations.

   Uncertainty of New Capital Raising Strategy of Selling Significant
Voting Shares to PAB. In the past, the Company has sought to raise capital through joint ventures. By utilizing joint venture partners to raise capital, the Company has avoided having to sell significant voting shares to individual purchasers. Each of the joint venture partners of the Company has been involved with in the past has brought in its own ideas and recommendations for exploration of the Company's Horn
Silver Mine properties, thereby avoiding management's recommendations of exploring known mineral bearing structures.
The Company has changed its capital raising strategy to sell significant voting shares to PAB through the Option Agreement primarily because it has not been successful in entering into agreements with new joint venture partners to explore and develop its properties. Moreover, the option payments under the Option
Agreement will be used to explore known mineral bearing structures, including rehabilitating the main access shaft of the Horn Silver
Mine, which management has desired to do for many years.

   Conflicts of Interst in Determination of Terms of Option Agreement. Even though there were conflicts of interest present in the negotiation of the terms of the Option Agreement since Mr.
Bogdanich is President of PAB and a director of the Company, and Mr. Page Blakemore is President of the Company and a former director of PAB, the Company's other directors, who have no affiliation with PAB as an officer or director, nor own any shares in PAB, were involved in the negotiations and approval of the final terms of the Option Agreement. The Company's Board of Directors believe the terms of the Option Agreement are in the best interests of the Company and its shareholders even though there were conflicts of interest present in the negotiation of the terms.
The proposed Option Agreement was entered into by the Company and PAB after several months of discussion and negotiations. John Bogdanich, the President and a director of PAB, is also a director of the Company. Mr. Bogdanich has been an unpaid consultant to the Company for several years. Page Blakemore, the President and a director of the Company, was a former director of PAB, and has also been an unpaid consultant to PAB for several years. The ultimate terms of the Option Agreement were determined by Mr. Bogdanich and Mr. Blakemore, with the assistance of the Company's other directors who were active participants in arriving at the final terms of the Option Agreement.

   Inability of Obtaining Financing from a Joint Venture Partner. The Company's Board of Directors believes the Option Agreement is the Company's and shareholders' best interest because without the option payments from PAB under the Option Agreement, the Company will not have sufficient funds to continue its operations. The Company has considered obtaining financing from a joint venture partner to undertake the rehabilitation of the Horn Silver Mine, but the Company's efforts to obtain such a joint venture partner were not successful.

   Possibility of Company Being Unattrative to Other Major Investors if Option Agreement Approved. An advantage of the proposed Option Agreement to the Company's shareholders, if PAB exercises either or both options, is that the Company will have sufficient funds to continue its operations while the Company uses the funds from PAB to rehabilitate the Horn SilverMine. However, even if the Company is successful in discovering some commercial ore as a result of its proposed exploration program, there can be no assurance the Company will discover sufficient amounts of commercial ore to attract a major joint venture partner to provide the additional financing required for the proposed mining project to be successful. A disadvantage of the Option Agreement is that the presence of the outstanding options for PAB to acquire control of the Company at a fixed price may render the Company unattractive to any other major investors, or bidders for control, during the entire term of the Option
Agreement, even if PAB does not exercise its options thereunder.

   Potential Change of Control if Option Agreement Approved; Possibility of PAB Replacing Current Board and Implementing Extraordinary Transactions. It should be noted that the proposed Option Agreement will result in a change of control if PAB exercises the options. If PAB exercises the initial option by paying an additional $175,000 to the Company by April 7, 1998, the Company is required to issue shares of its Common Stock to PAB so that after the issuance of such shares, PAB will own 25% of the outstanding shares of the Company's Common Stock. If PAB exercises the second option by paying an additional $650,000 to the Company by April 7, 2002, the Company is required to issue additional shares of its Common Stock to PAB so that after the issuance of such shares, PAB will own 75% of the outstanding shares of the Company's Common Stock.
If there is a change of control resulting from the exercise by PAB of the options, PAB will have the ability to replace the Company's current Board of Directors and to implement extraordinary transactions, such as mergers and going private transactions, without further public shareholder approval. The Option Agreement provides PAB with the right to appoint two of the six members of the Board of Directors upon payment of the initial option under the Option Agreement, one of whom shall also be elected an officer of the Company.

   Lack of Knowledge Concerning PAB's Intention to Exercise Options. The Company's Board of Directors has no knowledge concerning whether PAB will exercise the options under the Option Agreement. However, John Bogdanich, the President and a director of PAB. has indicated that it is PAB's intention to exercise the initial option by paying an additional $175,000 to the Company by April 7, 1998, and PAB currently has the financial ability by means of sufficient cash reserves to exercise both options. The Company's Board of Directors also has no knowledge of PAB's intentions to take any extraordinary actions, such as mergers or going private transactions, if PAB exercises either or both options.

   Lack of Restrictions on Transfer of Options; Possibility of a Business Entity Receiving Options and Implementing Extraordinary Transaction.
The Option Agreement provides that the exercise in full of the initial option by PAB is a precondition to the exercise of the second option. There are no minimum amounts which must be paid by PAB or exercise date deadlines within the second option other than the payment to the Company of a total of $650,000 by April 7, 2002.
There are no restrictions in the Option Agreement on transfer of the options. If PAB transfers the options, however, there is a potential risk that the business entity or person receiving the options may exercise the options and then implement extraordinary transactions, such as mergers and giving private transactions, without further shareholder approval. Neither the Company's management nor its Board of Directors are able to determine the anticipated impact of the proposed Option Agreement upon the trading market for the Company's Common Stock.

   Board Recommendation

The Board of Directors recommends a vote "for" the Option Agreement with PAB, in which PAB is granted (i) an option to purchase, for the sum of $200,000, shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 25% of the total issued and outstanding shares of the Company's Common Stock, and (ii) a second option to purchase, for the sum of $650,000, additional shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 75% of the issued and outstanding shares of the Company's Common Stock.

The Board of Directors' recommendation to vote "for" the Option Agreement is unanimous. All of the Company's directors voted in favor of approving the Option Agreement. Mr. John Bogdanich, an affiliated director of the Company who is also the President and a director of PAB, did not refrain from voting on approval of the Option Agreement but voted in favor of it.

                 PROPOSED REVERSE STOCK SPLIT

The proposed 1-for-20 reverse stock split will decrease the number of outstanding shares of the Company's Common Stock from 121,779,362 shares to 6,088,966 shares. The reverse stock split is a required condition in the Option Agreement with PAB. Paragraph
6 of the Option Agreement requires the Company to use as much of the $25,000 initial payment as necessary to hold a shareholders meeting to approve the Option Agreement with PAB and to effect a reverse split of the shares of Company's Common Stock then outstanding on the basis of one share for each twenty shares then so outstanding.

The Board of Directors recommends a vote "for" the 1-for-20 reverse stock split of the Company's Common Stock.

       PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION

The proposed amendments would revise the Articles of Incorporation to reduce the number of authorized shares of Common Stock from 200,000,000 shares to 30,000,000 shares and to change the par value of Common Stock from no par value to $.001 par value. If the proposed amendments to the Articles of Incorporation are not approved by the shareholders, the Option Agreement will not be in jeopardy since approval of the amendments is not a required condition in the Option Agreement.

The reduction in the number of authorized shares is proposed on account of the 1-for-20 reverse stock split that will decrease the number of outstanding shares of the Company's Common Stock from 121,779,362 shares to 6,088,966 shares. In addition, paragraph 6 of the Option Agreement with PAB requires the number of authorized shares of the Company's Common Stock to be in an amount sufficient to allow for the issuance of the Company's Common Stock to PAB as provided in the Option Agreement. If PAB elects to exercise both options under the Option Agreement, the Company must issue a total of 18,266,898 shares of its Common Stock to PAB in order for PAB to then own 75% of the issued and outstanding shares of the Company's Common Stock. To allow for the issuance of these shares to PAB following the reverse stock split, management recommends that the Articles of Incorporation be amended to provide for the authorization of 30,000,000 shares of Common Stock.

The change in the par value of the Company's Common Stock from no par value to $.001 par value is proposed to reduce the annual fees the Company must pay in Utah and Nevada where it is doing business, as well as in other states the Company may elect to do business in the future. Annual fees to transact business in various states are ordinarily based on the outstanding shares of a Company's stock and the stock's par value. Stock having a no par value is often defined to be a value well in excess of a $.001 par value for purposes of determining the amount of annual fees to be paid.
Thus, changing the par value of the Company's Common Stock to $.001 will result in a cost savings to the Company.

The Board of Directors recommends a vote "for" the amendments to
the Articles of Incorporation as follows:   (i) to reduce the
authorized shares of Common Stock from 200,000,000 shares to 30,000,000 shares, and (ii) to change the par value of Common Stock from no par value to $.001 par value.

   RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accounting firm of Tanner & Co. has been the Company's independent auditor since fiscal year 1992. The Board of Directors has appointed Tanner & Co. to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1996, and recommends that shareholders vote "for" ratification of such appointment. Such appointment shall be approved if more votes are cast in favor of the appointment than are cast against it. Representatives of Tanner & Co. are expected to be present at the meeting, and will have the opportunity to make a statement if they so desire, and are expected to be available, to respond to appropriate questions.

                  FINANCIAL INFORMATION

   The Company's financial statements and related financial information are incorporated by reference in the Company's Annual
Report on Form 10-KSB for the year ended December 31, 1995 including the two amendments to said Form 10-KSB and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30,
1996 and September 30, 1996, as filed with the Securities and Exchange Commission. A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 will be mailed to the shareholders together with the Proxy Statement and Proxy.

                        OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

               By the Order of Board of Directors



               Page P. Blakemore, Sr.
               Chairman of the Board, President,
               Chief Executive Officer and Treasurer

   DATED:  February 10, 1997.

                       OPTION AGREEMENT
                       ----------------

THIS OPTION AGREEMENT (hereinafter usually referred to as this Agreement) is made and entered into this 8th day of October, 1996, by and between HORN SILVER MINES, INC., a Utah corporation (hereinafter usually referred to as Horn), and PAB OIL & MINING, INC., a Utah corporation (hereinafter usually referred to as PAB).

                           WITNESSETH
                           ----------

WHEREAS, Horn is the owner of the patented mining claims, the tract of real estate, and the unpatented mining claims, all located in Beaver County, Utah, described on Exhibit A attached hereto, and by this reference made a part hereof (and hereinafter usually referred to as the Properties).

WHEREAS, Horn is desirous of obtaining sufficient funds to commence the exploration and development of the Properties for mineral potential but to date has not been able to secure these funds on terms satisfactory to Horn.

WHEREAS, PAB has or has access to funds sufficient to commence such exploration and development of the Properties.

WHEREAS, PAB is willing to provide such funds upon certain terms and conditions for an option respecting certain shares of the common stock of Horn, to which Horn is agreeable.

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the parties hereto agree as follows:

1. Initial Option. Horn hereby gives and grants to PAB the option to purchase from Horn a sufficient number of the shares of the common stock of Horn so that after the issuance of these shares, PAB will then own Twenty-Five Percent (25%) of the issued and outstanding common stock of Horn (hereinafter usually referred to as the Initial Block). The terms and conditions upon which Horn grants to PAB the option to purchase the Initial Block are as follows:

(a) Upon the execution of this Agreement by all parties PAB shall pay to Horn the sum of Twenty-Five Thousand Dollars ($25,000) (this amount to be usually referred to hereinafter as the First Payment), which shall be used as provided in Paragraph 6 below.

(b) The option granted by this Paragraph 1 shall expire eighteen(18) monthsfrom the date hereof (and shall hereinafter usually be referred to as the Initial Option Period) and may be exercised by PAB by giving notice to Horn to that effect before the expiration of the Initial Option Period in the manner provided for in Paragraph 10 below.

(c) After the exercise of the option granted by this Paragraph 1, PAB shall have until the end of the Initial Option Period to pay to Horn the sum of One Hundred Seventy-Five Thousand
Dollars ($175,000.00) (this amount to be usually referred to hereinafter as the Second Payment), the precise time or times of payment of the Second Payment to Horn by PAB within this period to be determined solely by PAB.

(d) The entirety of the Second Payment shall be used by Horn as provided in Paragraph 2 below.

(e) Upon payment of both the First Payment and the Second Payment to Horn by PAB, Horn shall cause to be issued to PAB the Initial Block for investment purposes, each certificate representing the Initial Block to bear an appropriate legend to that effect.

2. Use of Second Payment. As the Second Payment is received by Horn from PAB, Horn shall use the amounts paid for the following purposes and with the following restrictions, viz:

(a) For the following purposes:

     (1 To the extent of not more than One Hundred Thousand Dollars ($100,000) to rehabilitate the main access shaft to the Horn Silver Mine located on the Properties and the main 650-foot haulage level, including the installation of an approved double drum hoist, rehabilitation of the existing headframe, installation of piping for water and compressed air in the shaft and the main 650-foot haulage level, replacement of the underground track where needed, replacing any timbering in the main 650-foot haulage level where required, and whatever additional work is required to place the shaft and the main 650-foot haulage level in an operable condition.

     (2) To expend the balance of the Second Payment as so received directly upon the Properties for further exploration and development of the mineral potential of the Properties.

(b) All work done under Subparagraph 2(a) above shall be performed by reputable independent mining contractors selected on the basis of experience, ability, and estimated costs thereof by the Board of Directors of Horn.

3. Second Option. (a) Horn hereby gives and grants to PAB an additional option to purchase from Horn on the terms and conditions hereinafter set forth a sufficient number of additional shares of the common stock of Horn so as after the issuance of the Initial Block to PAB, as provided in Paragraph 1 above, and these additional shares of the common stock of Horn, PAB can then become the owner of Seventy-Five Percent (75%) of the issued and outstanding common stock of Horn (which additional number of shares shall hereinafter usually be referred to as the Second Block).

(b) The option granted in this Paragraph 3 shall expire Sixty-Six
(66) months from the date hereof (and shall hereinafter usually be referred to as the Second Option Period) and may be exercised by PAB by giving notice to Horn to that effect before the expiration of the Second Option Period in the manner provided for in Paragraph 10 below.

(c) The option granted in this Paragraph 3 may only be so exercised by PAB if PAB has previously or concurrently therewith made payment in full to Horn of the Initial Payment and the Second Payment.

(d) After the exercise of the option granted by this Paragraph 3, PAB shall have until the end of the Second Option Period to pay to Horn the total of the amount required to acquire all the Second Block, such amount to be Six Hundred Fifty Thousand Dollars ($650,000), which shall be used by Horn for the purposes set forth in Paragraph 4 below (and be referred to hereinafter usually as the Third Payment).

(e) As PAB makes payments to Horn pursuant to the Third Payment, Horn shall cause to be issued to PAB on a quarterly basis that portion of the Second Block commensurate with the degree to which PAB has by then provided the entirety of the Third Payment. All shares included in the Second Block shall be restricted and issued for investment purposes, each certificate representing the Second Block to bear an appropriate legend to that effect.

(f) Despite the fact that PAB has exercised the option granted by this Paragraph 3, PAB may elect at any time during the Second Option Period to cease providing any further portions of the Third Payment. If PAB elects to do this, PAB shall notify Horn to that effect in the manner provided for in Paragraph 10 below, and this Agreement shall immediately terminate. PAB, however, will be entitled to receive the shares of the common stock of Horn to which PAB would be entitled to receive at the end of the next quarter under Subparagraph 3(e) above.

4. Use of the Third Payment. As the Third Payment is received by
Horn from PAB, Horn shall use the amounts so paid over directly on the Properties to further explore or develop the Properties' mineral potential.

5. Source of Funds Provided. Notwithstanding anything to the contrary contained in this Agreement, PAB may utilize any source or sources to provide the First Payment and the Second Payment to Horn, but the entirety of the Third Payment must be provided by PAB from funds or resources owned by PAB.

6. Use of the First Payment. (a) After PAB has made the First
Payment to Horn, as provided in Paragraph 1 above, Horn shall without delay:

     (1) Use as much of the First Payment as necessary to hold a meeting of the stockholders of Horn in accordance with the Rules and Regulations of the United States Securities and Exchange
Commission and any other governmental agency having jurisdiction to do the following:

          (i) Effect a reverse split of the shares of the common stock of Horn then outstanding on the basis of one (1) share for each twenty (20) shares then so outstanding.

          (ii) Increase the number of authorized shares of the common stock of Horn to at least provide for the issuance of the common stock of Horn to PAB as provided in this Agreement.

          (iii) Approve the transaction between Horn and PAB provided for in this Agreement.

     (2) Apply any portion of the First Payment not used by Horn in connection with the meeting of the stockholders of Horn as provided in Subparagraph 6(a)(1) above towards the expenses provided in Paragraph 11 below.

     (b) In connection with the meeting of the stockholders of Horn as provided in Subparagraph 6(a) above, Horn shall recommend the approval by its stockholders of the transaction provided for in this Agreement and shall use its best efforts to cause this approval to be obtained.

7. Effect of Non-Approval of Transaction. If the stockholders of Horn shall fail to approve the transaction as provided in this Agreement at the stockholder's meeting provided for in Subparagraph 6(a) above, then this Agreement shall terminate immediately, but Horn shall have no obligation to repay any portion of the First Payment to PAB.

8. Change of Directors and Officers. Upon PAB providing the First Payment to Horn, PAB may appoint at least two (2) of the six (6) members of the Board of Directors of Horn, one of whom shall also be named an officer of Horn. This right shall continue throughout the period during which PAB is making the Second Payment. Thereafter, PAB's control of the Board of Directors and officerships of Horn shall be in accordance with the Utah Revised Corporation Act.

9. Restriction Upon Issuance of Securities. So long as this Agreement remains in force and effect, Horn shall not issue any additional shares of its common stock or other securities, except for the issuance to PAB of the Initial Block and the issuance to PAB of the portion of the Second Block to which PAB is entitled, without prior written consent of PAB and the prior approval of all of the members of the Board of Directors of Horn.

10. Notices.

(a) All notices required under this Agreement shall be in writing and shall be delivered either:

     (1) Personally;

     (2) By certified mail, return receipt requested;

     (3) By reputable commercial courier for next day delivery; or

     (4) By facsimile transmission; and delivered, mailed, or transmitted to the other party at the address reflected in Subparagraph 10(c) below, or any subsequent address as to which the party shall have notified the other as provided in this Paragraph
10.

(b) If any such notice is so delivered personally, it shall be effective upon receipt. If any such notice is mailed or sent by commercial courier or facsimile, it shall be effective on the next business day after transmission.

(c) The address for each of the parties to this Agreement for purposes of the notices provided for in this Paragraph 10 are:

     (1) As to Horn:

          Horn Silver Mines, Inc.
          Suite 701 Clift Building
          10 West Broadway
          Salt Lake City, Utah 84101
          Attn: Page P. Blakemore, Sr., President

     (2) As to PAB:

          PAB Oil & Mining,Inc.
          Suite 702 Clift Building
          10 West Broadway
          Salt Lake City, Utah 84101.
          Attn: John P. Bogdanich, President

11. Expenses of Business. Notwithstanding anything to the contrary contained in this Agreement, Horn may use as much of the Second Payment and the Third Payment as deemed necessary for purposes of paying any taxes which may become due on the Properties or paying any administrative or other expenses required for Horn to continue doing business during the term of this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

13. Binding Effect. The terms, provisions, and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their legal representatives, successors, and assigns.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and the year first above written.

                    HORN:

                    HORN SILVER MINES, INC.

                    By: Page P. Blakemore, Sr.
                        President


                    PAB:

                    PAB OIL & MINING, INC.



                    By: John P. Bogdanich
                        President

                     HORN SILVER MINES, INC.

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       March 7, 1997
          THIS PROXY SOLICITED ON BEHALF OF THE
        BOARD OF DIRECTORS OF HORN SILVER MINES, INC.

The undersigned hereby appoints Page P. Blakemore, Sr. and Murray
C. Godbe, III, or either of them, each with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on matters set forth below, if personally present:

  1. ELECTION OF DIRECTORS.  NOMINEES:  PAGE P. BLAKEMORE, SR.,
MURRAY C. GODBE, III, WARREN M. BLAKEMORE, WALTER HOPPE, RANDALL A. MACKEY AND JOHN P. BOGDANICH.

     [ ] FOR all nominees listed (except as indicated in writing to the contrary below)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name here:

     _________________________________________________________

  2. APPROVAL OF THE OPTION AGREEMENT WITH PAB OIL & MINING, INC.

     [ ]  FOR            [ ]  AGAINST        [ ]   ABSTAIN

  3. APPROVAL OF A 1-FOR-20 REVERSE STOCK SPLIT OF THE COMPANY'S
COMMON STOCK.

     [ ]  FOR            [ ]  AGAINST        [ ]   ABSTAIN

  4. AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION AS
FOLLOWS: (i) to reduce the authorized shares of Common Stock from 200,000,000 shares to 30,000,000 shares, and (ii) to change the par value of Common Stock from no par value to $.001 par value.

     [ ]  FOR            [ ]  AGAINST        [ ]   ABSTAIN

  5. APPROVAL OF THE APPOINTMENT OF TANNER & CO. AS THE AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996.

     [ ]  FOR            [ ]  AGAINST        [ ]   ABSTAIN

  6. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE MEETING.
______________________________________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

Dated_______________, 1997


--------------------------------------------------------
Signature
-------------------------------------------------------------
(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person.)